UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant To § 240.14a-12
SUPERCONDUCTOR TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2007

To Our Stockholders:

The Annual Meeting of Stockholders of Superconductor Technologies Inc. will be held on Tuesday, October 23, 2007, at 11:00 a.m., Pacific Time, at our offices at 460 Ward Drive, Santa Barbara, California for the following purposes:

1. To elect two Class 3 Directors to hold office until the year 2010 Annual Meeting or until their successors are elected and qualified;

2. To amend our 2003 Equity Incentive Plan to increase the number of shares authorized to be issued thereunder to 2,500,000;

3. To ratify the selection of Stonefield Josephson, Inc. as independent auditors for the year ending December 31, 2007; and

4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof

Only stockholders of record at the close of business on August 31, 2007 are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to meeting.

All stockholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

Jeffrey A. Quiram
President and Chief Executive Officer

Santa Barbara, California
September 26, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF CLASS 3 DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PRINCIPAL COMPENSATION AGREEMENTS AND PLANS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
TRANSACTIONS WITH RELATED PERSONS
APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
FORM 10-K

PROXY STATEMENT
ANNUAL MEETING TO BE HELD ON OCTOBER 23, 2007
460 Ward Drive
Santa Barbara, California 93111-2310
(805) 690-4500

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Superconductor Technologies Inc. for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, October 23, 2007, beginning at 11:00 a.m., Pacific Time, at the offices of Superconductor located at 460 Ward Drive, Santa Barbara, California 93111, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about September 26, 2007.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our voting stock at the close of business on August 31, 2007 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, we had 12,483,367 shares of voting common stock outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of our two nominees for the Class 3 directors, (ii) FOR the amendments to the 2003 Equity Incentive Plan and (iii) FOR the ratification of the selection of Stonefield Josephson, Inc. as our independent auditors for the year ending December 31, 2007. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of our Board.

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.

Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

We believe that abstentions should be counted for purposes of determining both the presence and absence of a quorum for the transaction of business and the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal (other than the election of directors).

Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal requiring solely a majority of shares voted.

Deadline for Receipt of Stockholder Proposals

Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara, California 93111 not later than January 1, 2007 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE
ELECTION OF CLASS 3 DIRECTORS

Our Board currently consists of six directors divided into three classes — Class 1 (Mr. Quiram), Class 2 (Mr. Horowitz, Mr. Kaplan and Mr. Davis) and Class 3 (Mr. Vellequette and Mr. Lockton) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Mr. John F. Carlson, formerly a director, passed away in November 2006. On January 18, 2007, Mr. David Vellequette was elected to our Board and appointed to the Audit Committee and the Governance and Nominating Committee.

The Class 3 Directors will be elected at this year’s Annual Meeting or any adjournments or postponements thereof. The nominees for election as the Class 3 Directors are Mr. Vellequette and Mr. Lockton. The Class 3 Directors will serve until the year 2010 Annual Meeting or until their successors are elected and qualified. Assuming the nominees are elected, we will have six directors serving as follows:

Class 1:  Jeffrey A. Quiram

Class 2:  Lynn J. Davis, Dennis J. Horowitz, Martin A. Kaplan

Class 3:  John D. Lockton, David W. Vellequette

The accompanying proxy grants to the holder the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve as a Class 3 Director. Management presently has no knowledge that any nominee will refuse or be unable to serve as a Class 3 Director for the prescribed term.

Required Vote

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, two directors).

Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election for directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” MR.  LOCKTON AND MR. VELLEQUETTE.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	A majority of the members of our Board are independent directors, as defined by NASDAQ. Our Board has determined that all of our directors are independent, other than Messrs. Quiram and Shalvoy. Independent directors do not receive consulting, legal or other fees from Superconductor other than Board and Committee compensation.

•	All of our employees, officers and directors are subject to our Code of Business Conduct and Ethics Policy, which is available on our website at www.suptech.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the Securities and Exchange Commission (“SEC”). If any material provisions of our Code of Business Conduct and Ethics Policy are waived for our Chief Executive Officer or senior financial officers, or if any substantive changes are made to our policy, as they relate to any director or executive officer, we will disclose that fact on our website within five (5) business days. In addition, any other material amendment to our code will be disclosed in the same manner.

•	Our Board’s current policy is to separate the roles of Chairman of our Board and Chief Executive Officer.

•	The Audit, Compensation and Governance & Nominating Committees consist entirely of independent directors.

•	Our Board reviews at least annually our business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports concerning accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with our Board or with a particular director may send a letter to the our Secretary at Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara, California 93111. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of our Board or just certain specified individual directors. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

Board Meetings and Committees

During 2006, all of our directors attended at least seventy-five percent (75%) of (i) the total number of Board meetings and (ii) the total number of committee meetings on which the director served.

Board of Directors

Our Board held a total of two meetings during the year ended December 31, 2006. Our Board has four standing committees — an Audit Committee, a Compensation Committee, a Governance & Nominating Committee and until April 20, 2007, an Executive Committee. Current committee members are listed below. New committee members will be appointed at the Board meeting immediately following the Annual Meeting of Stockholders. The Audit Committee, the Compensation and Governance & Nominating Committees each have a charter which is available on our website at www.suptech.com.

Audit Committee

The functions of the Audit Committee are to recommend selection of independent public accountants to our Board, to review the scope and results of the year-end audit with management and the independent auditors, to review our accounting principles and its system of internal accounting controls and to review our annual and quarterly reports before filing with the SEC. The Audit Committee met 11 times during 2006. The current members of the Audit Committee are Dennis J. Horowitz (Chairman), John D. Lockton, Lynn J. Davis, and David Vellequette. Our Board has determined that all members of the Audit Committee are independent directors under the rules of the SEC and the listing standards of NASDAQ. Our Board has determined that David Vellequette is a “financial expert” who is independent of management in accordance with the applicable regulations.

Compensation Committee

The Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the executive officers and administers the Management Incentive Plan. The Compensation Committee is specifically responsible for determining the compensation of the Chief Executive Officer. The Compensation Committee met five times during 2006. The current members of the Compensation Committee are Lynn J. Davis (Chairman), Dennis J. Horowitz and Martin A. Kaplan. Our Board has determined that all members of the Compensation Committee are independent directors under the rules of the SEC and the listing standards of NASDAQ. The Compensation Committee created the Stock Option Committee consisting of two members — the Compensation Committee Chairman and the Chief Executive Officer. The purpose of the Stock Option Committee is to facilitate the timely granting of stock options in connection with hiring, promotions and other special situations. The Stock Option Committee was empowered through 2006 to grant options to non-executive employees up to a preset annual aggregate limit (200,000 shares for 2006). The Compensation Committee supervises these grants and retains exclusive authority for all executive officer grants and the annual employee grants. The current members of the Stock Option Committee are Lynn J. Davis (Chairman) and Jeffrey Quiram. The Stock Option Committee did not meet during 2006.

Governance & Nominating Committee

The Governance & Nominating Committee is responsible for overseeing and, as appropriate, making recommendations to our Board regarding, membership and constitution of our Board and its role in overseeing our affairs. The Governance & Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. This committee is also responsible for the corporate governance practices and policies of our Board and its committees. The current members of the Nominating & Governance Committee are Martin A. Kaplan (Chairman), John D. Lockton, and David W. Vellequette. The Governance & Nominating Committee met five times in 2006.

The Governance & Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, the Nominating Committee recommends to our Board whether those individuals should be re-nominated.

The Governance & Nominating Committee periodically reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, the Governance & Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance & Nominating Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance & Nominating

Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, the Governance & Nominating Committee may recommend to our Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with us. Stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance & Nominating Committee under the provisions set forth above for communication with our Board.

The Governance & Nominating Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; experience at the corporate, rather than divisional level, in multi-national organizations larger than us; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search the Governance and Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.

Non-Employee Director Compensation

Our Board maintains a written compensation policy for its non-employee directors. The following table summarizes the compensation policy for board service:

	Annual Retainer(1)		Meeting Fees(2)
	Cash	Options(3)	Cash	Options

Chairman of the Board	$20,000	2,000	$4,000	0
Other Non-Employee Directors	$10,000	1,500	$2,000	0
New Director (First Year)(4)	NA	2,500	NA	NA

(1)	The annual retainer is paid quarterly and requires the director attend at least 75% of our Board meetings.

(2)	Meeting fees are paid per meeting attended. The rate for telephonic meetings is fifty percent of the regular meeting fees.

(3)	Directors receive annual stock option grants on the date of each annual meeting. These options vest in two equal annual installments on each anniversary of the grant date.

(4)	New directors receive an initial stock option grant for 2,500 shares of common stock on the date they join our Board. The option vests in four equal annual installments on each anniversary of the grant date.

Our Board provides additional compensation for service on its standing committees — Audit Committee, Compensation Committee, Stock Option Committee, Governance & Nominating Committee and Executive Committee. Except for the Executive Committee and the Stock Option Committee, the committees consist entirely of independent, non-employee directors. The following summarizes the compensation policy for committee service:

	Annual Retainer(1)		Meeting Fees(2)
	Cash	Options	Cash(3)	Options(4)

Audit Committee Chairman	$5,000	0	$0	400
Compensation Committee Chairman	$3,000	0	$0	400
Governance & Nominating Committee Chairman	$3,000	0	$0	400
Executive Committee Chairman(5)	$0	0	$4,000	0
Other Executive Committee Non-Employee Members(5)	$0	0	$2,000	0
Other Committee Non-Employee Members	$0	0	$0	200

(1)	The annual retainer is paid quarterly.

(2)	Meeting fees are paid per committee meeting attended.

(3)	The same fees apply to both telephonic and in person meetings, except for Executive Committee meetings which are compensated at fifty percent of the regular meeting fees. The Executive Committee fees are waived if our Board and the Executive Committee meet on the same day.

(4)	Options are granted on the date of each committee meeting. These options vest in two equal annual installments on each anniversary of the grant date.

(5)	Executive Committee was dissolved April 20, 2007

Non-employee directors do not receive compensation from us other than as a director or as committee member. There are no family relationships among our directors and executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding those individuals currently serving as our directors (or nominated to serve as a director) and executive officers:

Name	Age	Principal Occupation

John D. Lockton(1)(3)(5)	70	Chairman of the Board, Managing Director of IPWireless, Inc.
David W. Vellequette(1)(3)(5)	51	Chief Financial Officer, JDS Uniphase, Inc.
Dennis J. Horowitz(1)(2)(5)	61	Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc.
Martin A. Kaplan(2)(3)(5)	70	Chairman of the Board of JDS Uniphase, Inc., retired Executive Vice President Pacific Telesis Group
Lynn J. Davis(1)(2)(4)(5)	60	President, Chief Operating Officer of August Technology
Adam Shelton	41	Vice President Product Management and Marketing
Jeffrey A. Quiram(4)(5)	47	President, Chief Executive Officer and Director
William J. Buchanan	59	Controller, Chief Accounting Officer
Robert B. Hammond, Ph.D.	59	Senior Vice President, Chief Technical Officer
Robert L. Johnson	57	Senior Vice President, Operations
Terry A. White	55	Vice President, Worldwide Sales

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of Governance & Nominating Committee.

(4)	Member of Stock Option Committee.

(5)	Member of Executive Committee.

John Lockton joined our Board in December 1997 and was named Chairman of our Board effective January 1, 2001. Mr. Lockton is a founder, initial chairman and is now managing director of IPWireless, Inc., a wireless internet access and IP telephony service provider of 3G technology. From August 1991 to March 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. (“IWC”), an operator of cellular systems and from March 1998 until June 1998 he served IWC as Vice-Chairman and a director. From May 1990 to August 1991 he was Managing Partner of Corporate Technology Partners, a joint-venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company’s Board of Directors until December 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now part of SBC Communications). From 1980 to 1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School, and holds an Executive M.B.A. from Columbia University.

David W. Vellequette was appointed to our Board on January 18, 2007. Mr. Vellequette currently serves as Chief Financial Officer of JDS Uniphase, Inc., a world leader in optical communications, broadband and test and measurement, and optical commercial and consumer applications, a position he has held since June 2005. He joined JDSU as Vice President and Operations Controller in July 2004, having previously served as Vice President of Worldwide Sales and Service Operations at Openwave Systems, Inc., an independent provider of software solutions for the mobile communications and media industries. From 1992 to 2002, Mr. Vellequette served as Corporate Controller of StrataCom Corporation which was acquired by Cisco Systems, Inc. in 1996, and subsequently, as Vice President of Finance of Cisco Systems, the worldwide leader in networking for the Internet. From 1984 to 1992, Mr. Vellequette was Corporate Controller at Altera Corporation, a supplier of programmable silicon solutions to the electronics industry. Mr. Vellequette began his finance career as an auditor with Ernst and Young. He holds a B.S. in Accounting from the University of California, Berkeley, and is a CPA.

Dennis J. Horowitz has served on our Board since June 1990. Mr. Horowitz is currently Chairman of the Board of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube, of which he had been the Chairman and CEO through December 2005. From September 1994 to April 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, he served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 was involved in the general administration of North American Philips Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John’s University.

Martin A. Kaplan was appointed to our Board in December 2002 concurrent with the Conductus merger. Mr. Kaplan served as a director of Conductus from 1996 to the closing of the merger transaction. Since May 2000, Mr. Kaplan has served as Chairman of the Board of JDS Uniphase, Inc., a telecommunications equipment company. Mr. Kaplan also serves as a director of Tekelec and Redback Networks Inc. In a career spanning forty years, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997, from 1986 until May 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis, and in various other senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

Lynn J. Davis was appointed to our Board on July 29, 2005. He recently retired as President, Chief Operating Officer and Board Member of August Technology, a manufacturer of inspection equipment for the semiconductor fabrication industry. From 2002 to 2004, he was a partner at Tate Capital Partners Fund, LLC, a private investment firm he co-founded. Prior to Tate, Mr. Davis was an employee of ADC Telecommunications for 28 years, serving in 14 management positions, including corporate president, group president and chief operating officer. He is also a member of the Board of Directors of Flexsteel Industries Inc., a furniture manufacturer. Mr. Davis holds a B.S. in electrical engineering from Iowa State University and an M.B.A. from the University of Minnesota.

Adam Shelton joined in April 2006 as Vice President, Product Management and Marketing. Prior to STI, Mr. Shelton was the Senior Director of Marketing for Motorola where he was responsible for the marketing of Motorola Networks products. Before joining Motorola, he was the Senior Director of Marketing for Advanced Fibre Communications (AFC), now Tellabs. Mr. Shelton also held various management and executive management positions with Mahi Networks, ATU Communications and Bell Canada. Mr. Shelton graduated with dean’s honors as a Civil Engineering Technologist from Seneca College in Toronto, Canada.

Jeffrey A. Quiram was appointed as director, President and Chief Executive Officer effective March 15, 2005. Mr. Quiram joined us for a transition period which began February 17, 2005. Mr. Quiram was most recently Vice President of the business wireless unit of ADC Telecommunications. Mr. Quiram was at ADC from 1991-2004 in a variety of management roles. Mr. Quiram has a BS in Quantitative Methods and Computer Science from College of St. Thomas, and an MBA from University of Minnesota.

William J. Buchanan has served as Controller since June 2000. Mr. Buchanan joined us in January 1998 and has served in various accounting positions prior to becoming the Controller. For 16 years prior to joining us, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.

Robert B. Hammond, Ph.D., has served as Senior Vice President and Chief Technical Officer since December 1992. Dr. Hammond served as Vice President of Technology, and Chief Technical Officer, until August 1990. He has also served as Secretary from October 1999 to 2002. From May 1991 to December 1991, and July 1992 to December 1992, he served as Acting Chief Operating Officer. From December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development — a group that performs research, development, and pilot production of solid-state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

Robert L. Johnson is Senior Vice President, Operations. Mr. Johnson joined us in April 2000 as Vice President of Wireless Manufacturing. From 1996 to early 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson majored in industrial engineering at Arizona State University.

Terry A. White was appointed Vice President Worldwide Sales in April 2005. From August 2003 to March 2005, Mr. White was Vice President of Worldwide Sales for Mahi Networks, a telecom company. From March 2002 to June 2003, Mr. White was Vice President of Global Sales at Turnstone Systems. Prior to that position and from February 1992 to December 2001, he held various positions at ADC Telecommunications. His most recent position at ADC was Senior Vice President of BIA Sales. Mr. White has been employed in sales management for more than 20 years. Mr. White holds a Bachelor of Arts degree from Kennesaw College.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of September 7, 2007 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name	Number of Shares(2)		Percentage Ownership

Kopp Investment Advisors, LLC	1,245,600	(1)	10%
7701 France Avenue South, #500 Edina, MN 55435
Jeffrey A. Quiram	120,000		1%
Adam Shelton	26,625		*
Robert L. Johnson	7,500		*
Robert B. Hammond	50,000		*
Dennis J. Horowitz	12,850		*
John D. Lockton	9,500		*
Martin A. Kaplan	9,980		*
Dave W. Vellequette	—		*
Lynn J. Davis	3,800		*
William Buchanan	—		*
All executive officers and directors as a group (11 persons)	340,255		3%

*	Less than one percent.

(1)	Based on information reported in a Schedule 13G filed by Kopp Investment Advisors, LLC, on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and Leroy C. Kopp. Kopp Investment Advisers is an investment adviser registered under the Investment Advisers Act of 1940. It is wholly-owned by Kopp Holding Company, LLC which is controlled by Mr. Kopp through Kopp Holding Company. Of the 1,245,600 shares, 264,100 shares are held in a fiduciary or representative capacity. Accordingly, persons other than the listed persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such sales. No person individually has an interest that relates to more than five percent of our common stock.

(2)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of September 7, 2007 as follows: Mr. Quiram, 120,000 shares; Mr. Johnson, none; Mr. Hammond, none; Mr. Horowitz, 12,850 shares; Mr. Lockton, 9,500 shares; Mr. Kaplan, 7,060 shares; Mr. Davis, 3,800 shares; Mr. Shelton, 20,625 shares; and all executive officers and directors as a group, 273,835 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the Securities and Exchange Commission and us reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, we believe that, during the year ended December 31, 2006, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows: Messrs. Lockton, Davis, Kaplan, Horowitz filed late Form 4 reports for stock option grants totaling 4,000, 4,100, 3,900, 4,900 shares respectively.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee is responsible for oversight of our compensation and employee benefit plans and practices, including our executive compensation, incentive-compensation and equity-based plans. The Compensation Committee also establishes our policies with respect to compensation of executive officers, including our named executive officers (as defined below) and reviews and presents to our Board for its approval our executive compensation disclosures as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC. The Compensation Committee members consist of directors who are independent from our executive officers or management. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of our executive officers with those of our shareholders.

Throughout this Report, the individuals who served as our Chief Executive Officer and Chief Financial Officer during 2006, as well as the other individuals included in the Summary Compensation Table below, are referred to as our “named executive officers”.

Compensation Philosophy and Objectives

We seek to maintain a competitive total compensation package that aligns the economic interest of our named executive officers with that of our shareholders and rewards individual and corporate performance, while also considering multiple factors including competitive compensation, our budget, the accounting and tax treatment and any impact on share dilution. Our executive compensation programs are based on the belief that the interests of the executives should be closely aligned with our shareholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for shareholders from both a short-term and long-term perspective.

There are three primary components of compensation for our named executive officers: base salary, bonus and long-term equity incentive compensation, retirement benefits and perquisites and other personal benefits. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by us to the individual executive.

The Compensation Committee uses data from published sources, as well as from anecdotal data, regarding the compensation practices of other employers, including selected telecommunications and other technology companies for comparable measures. The selected companies target similar markets, engage in similar manufacturing techniques and face similar sales challenges. The Compensation Committee also uses the Radford Total Compensation Surveys for companies with less than $200 million in annual revenue. The Compensation Committee does not generally hire an outside consulting firm to assist with compensation, as we believe that the value of doing so is exceeded by the costs.

2006 Executive Compensation Components

For the year ended December 31, 2006, the principal components of compensation for our named executive officers were:

•	base salary;

•	annual bonuses;

•	long-term equity incentive compensation;

•	retirement benefits; and

•	perquisites and other personal benefits.

Base Salary.  We pay our named executive officers a base salary to provide a minimum compensation level and to reflect the perceived current value of each executive relative to his or her peers. We establish base salary levels for executive officers based on factors such as (i) the responsibilities of the position, (ii) the individual’s performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees and (iv) our evaluation of salaries for similar positions at other employers. The base salaries for some of our named executive officers is set in their employment agreements with us.

Subject to any applicable employment agreements, the Compensation Committee reviews the salaries of the executive officers (including the Chief Executive Officer) annually as well as upon any promotion or other significant change in job responsibility. Changes in base salary may reflect changes in the cost of living, changes in compensation paid by our peer group and other employers, or the Compensation Committee’s assessment, in consultation with our management, of the individual’s performance. The Compensation Committee used 3.5% as the baseline for increases in base salaries for 2006.

Annual Bonuses.  We maintain a bonus plan for executive officers and selected other members of senior management. The bonus plan is intended to provide incentives to senior management for achieving certain objective performance goals. At the beginning of 2006, the Compensation Committee established the performance targets and assigned each executive officer an annual target bonus amount based on a percentage of his or her base salary, which ranged from 20% to 100%.

For 2006, the performance goals were based solely on improvements in our total revenues and net income, which were intended by the compensation committee to be challenging goals. There were no individual performance goals, and there was no provision for partial payouts based on achieving less than the performance targets. While we made progress in net income, we made no improvement in revenue in 2006, therefore, we did not achieve the performance goals for the bonuses. Consequently, we did not pay any bonuses for 2006 to any of the named executive officers.

Long-term equity incentive compensation.  We grant stock options and stock awards to our named executive officers to attempt to align the interests of executives with those of our shareholders, to encourage long term retention of executives and to reward share price appreciation and the attainment of other corporate goals over a multi-year period. In addition to any periodic grants, stock option grants and awards may be made to executive officers for example: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with us as well as continued superior performance. For executive officers, the Chief Executive Officer generally recommends the number of options to be granted within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee for its review and approval. The Compensation Committee takes into account the total compensation offered to its executives when considering the number of options awarded.

In 2006, the Compensation Committee awarded stock options to Mr. Shelton upon joining us in accordance with the terms of his negotiated employment agreement. The Committee also awarded the named executive officers and other key members of management stock awards with a single two year vesting to encourage long term retention.

Retirement and Other Benefits.  We sponsor a retirement savings plan under Section 401(k) of the Internal Revenue Code that covers all of our eligible employees which allows eligible employees to defer, within prescribed limits, up to 15% of their compensation on a pre-tax basis through contributions to the plan. We do not have any special retirement plans for our named executive officers.

Perquisites and Other Personal Benefits.  We provide our named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. In 2006, we paid living and commuting expenses for Messrs. Quiram and Shelton, as well as life insurance premiums for all named executive officers. We expect these benefits to be considered by the Compensation Committee in its review of compensation for our named executive officers. We believe these perquisites, while not representing a significant portion of our named executive officers’ total compensation, reflect our intent to create overall market comparable compensation packages.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid to executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to executive officers to the extent consistent with our best interests. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

We account for stock-based payments, including awards under our Management Incentive Plan, in accordance with the requirements of FASB Statement 123(R).

Change of Control Payments

As described below under “Principal Compensation Agreements and Plans — Change of Control Agreements”, we are obligated under the employment contracts with Messrs. Quiram and White and change of control agreements with Messrs. Hammond, Johnson and Shelton to make severance payments to such officers in the event they terminate their employment within 24 months after a change of control as defined in those agreements. We believe that these payments were necessary to attract and retain these officers.

Role of Executive Officers in Compensation Decisions

Under its charter, the Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and makes recommendations to our Board regarding non-equity compensation and equity awards to our other named executive officers and all other elected officers. In doing so, with respect to named executive officers other than the Chief Executive Officer, the Compensation Committee generally receives a recommendation from our Chief Executive Officer and other officers as appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of three non-employee directors — Lynn J. Davis (Chairman), Dennis J. Horowitz and Martin A. Kaplan. No interlocking relationship exists between our Board and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Report.

THE COMPENSATION COMMITTEE
Lynn J. Davis, Chairman
Dennis J. Horowitz
Martin A. Kaplan

PRINCIPAL COMPENSATION AGREEMENTS AND PLANS

Employment Agreements

Jeffrey A. Quiram.  Jeffrey A. Quiram became President, Chief Executive Officer and a director effective upon the retirement of Mr. Thomas in March 2005. We entered into an employment agreement with Mr. Quiram. On February 5, 2007, we amended Mr. Quiram’s employment agreement to comply with the deferred compensation rules contained in Section 409A of the Internal Revenue Code and related treasury regulations and to provide for immediate vesting of all of his outstanding equity grants in the event of his termination. The employment agreement provides for the following:

•	Appointment as President, Chief Executive Officer and a member of our Board;

•	A base salary of $315,000 per year (based on performance, in 2005, the Compensation Committee increased his base salary by 5.0% from $300,000 to $315,000 for 2006);

•	A bonus of up to 100% of his base salary based upon achievement of annual performance goals to be developed by the Compensation Committee and Mr. Quiram;

•	A stock option for 120,000 shares of stock granted in connection with the signing of the employment agreement;

•	A stock option for an additional 120,000 shares of stock which was granted after shareholder approval at the 2005 annual meeting of an increase in the shares authorized for grants under the 2003 Equity Incentive Plan;

•	Accelerated vesting of all his outstanding equity grants in the event of an Involuntary Termination or Change in Control (as defined in the employment agreement);

•	A severance payment equal to one year’s salary and continued benefits for one year in the event of involuntary termination;

•	Payment or reimbursement of travel expenses from his present home in Minnesota and the lease of an apartment for Mr. Quiram near our Santa Barbara headquarters. We are also obligated to make a special indemnity payment for any taxes resulting from the payment or reimbursement of such expenses;

•	Lease of an automobile; and

•	(a) if Mr. Quiram is a “specified employee” as defined in IRC Section 409A at the time of termination in the event of a change in control, all severance payments due under the agreement will be paid, and all insurance coverage due will commence, on the 183rd day after the date of Mr. Quiram’s termination; and (b) the employment agreement will be otherwise interpreted in accordance with Section 409A of the Internal Revenue Code and related treasury regulations.

Terry A. White.  Terry A. White was appointed Vice President Worldwide Sales in April 2005. We entered into an employment agreement with Mr. White. On February 5, 2007, we amended Mr. White’s employment agreement to comply with the deferred compensation rules contained in Section 409A of the Internal Revenue Code and related treasury regulations. The employment agreement, as amended, provides for the following:

•	Appointment as Vice President Worldwide Sales;

•	A base salary of $220,000 per year;

•	An annual sales bonus;

•	A stock option for 100,000 shares of stock which was granted after shareholder approval at the 2005 annual meeting of an increase in the shares authorized for grants under the 2003 Equity Incentive Plan;

•	A severance payment equal to six months salary and continued benefits for six months in the event of involuntary termination; and

•	Accelerated vesting of his stock options in the event of an Involuntary Termination or a Change of Control (both as defined in the Employment Agreement).(a) if Mr. White is a “specified employee” as defined in IRC Section 409A at the time of termination in the event of a change in control, all severance payments due under the agreement will be paid, and all insurance coverage due will commence, on the 183rd day after the date of Mr. White’s termination; and (b) the agreement will be otherwise interpreted in accordance with Section 409A of the Internal Revenue Code and related treasury regulations.

Mr. White’s sales incentive bonus for 2006 was based on improvements in net commercial product sales over our 2005 results, which were intended by the compensation committee to be challenging goals. Payments began at 70% of target sales and continued as follows:

Net Commercial	Bonus Formula
Product Sales (% of Plan)	(Percentage of Base Salary)

Less than 70%	0%
70% to 100%	10% to 30% (linear scale)
Over 100%	2.0% of the amount by which net commercial product sales exceed plan

The sales targets and bonus payments are for the full year 2006. The bonus structure for future years is to be mutually agreed upon.

Change of Control Agreements

Mr. Quiram, our President and Chief Executive Officer, has a change of control provision in his employment agreement. The employment agreement provides that in the event of a change of control (as defined in his employment agreement), whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, and (iii) accelerated vesting of all of his outstanding equity grants. Mr. White, our Vice President of Worldwide Sales, has a similar change of control provision in his employment agreement which provides that in the event of a change of control, whether or not he is terminated, he shall receive (i) accelerated vesting of 50% of his options and (ii) accelerated vesting of his remaining options if he does not resign from us for six months after the change in control. In addition, if his employment is terminated following a change in control, then he is entitled to a lump sum payment equal to one year of his base salary.

We also have “change in control” agreements with all of our remaining vice presidents (Messrs. Hammond, Johnson and Shelton). The change in control agreements provide severance benefits if there is a qualifying termination of employment. The agreements generally provide that, if the employee’s employment is terminated within twenty-four months of a change in control (as defined in the change in control agreements) by us for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change in control agreements) or by the employee for “Good Reason,” then the terminated employee will be entitled to a severance benefits. “Good

Reason” generally means that the employee has sustained a material reduction in authority or responsibility, or incurred a reduction greater than 10% in total compensation (other than reductions which apply equally to all executive officers), or been notified that his principal place of work will be relocated by 50 miles or more. The change in control agreements with Messrs. Hammond and Johnson and with Mr. Shelton were amended on February 5 and March 1, 2007, respectively, to comply with the deferred compensation rules contained in Section 409A of the Internal Revenue Code and related treasury regulations

The severance benefits include salary continuation payments, full accelerated vesting for all outstanding unvested stock options and similar equity securities held by the employee and continuation of health/life insurance benefits. The salary continuation payments shall be made on a monthly basis to the former employee for 18 months. Subject to earlier cessation under certain circumstances, the post-termination of employment health/life insurance coverage shall be provided for 18 months for Messrs. Hammond and Johnson. Any payments or distributions made to or for the benefit of the named employees under these change in control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code Section 4999.

Stock Option Plans

We presently have a single plan for granting equity incentives — the 2003 Equity Incentive Plan (as amended, the “Plan”). The following summarizes the essential features of the Plan.

Eligibility

The Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to our key employees, directors and consultants. As of September 14, 2007, there were approximately 130 employees and directors eligible to receive awards under the Plan.

Purpose

The purpose of the Plan is to promote our success, and enhance our value, by linking the personal interests of participating employees and directors to those of our stockholders and by providing such employees and directors with an incentive for outstanding performance. The 2003 Plan is further intended to provide us flexibility in our ability to motivate, attract and retain the services of participating employees upon whose judgment, interest and special efforts we are is largely dependent for the successful conduct of our operations.

Administration

The Plan is administered by the Compensation Committee of the Board (the “Committee”).

Available Shares; Limitations on Awards

Subject to adjustments described below, if this Proposal 2 is approved no more than two million five hundred thousand (2,500,000) shares of our common stock may be issued in the aggregate under the Plan. No further awards can be made under any old option plans. If awards are granted under the Plan and subsequently expire or are forfeited, the shares of our common stock underlying those awards will be available for reissuance. No plan participant may be awarded more than one hundred twenty thousand (120,000) options and appreciation rights, in the aggregate, under the Plan during any calendar year, except that during a participant’s initial year of service, such maximum shall be two hundred forty thousand (240,000). No participant may receive non-option awards of more than one hundred twenty thousand (120,000) shares during any calendar year, except that during a participant’s initial year of service, such maximum shall be two hundred forty thousand (240,000).

Options

Plan participants may receive options to purchase shares of our common stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of our common stock on the date of the grant. Grants of option rights under the Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of unrestricted shares of our common stock owned for a period of time acceptable to the Committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the achievement of management objectives. No incentive options shall be exercisable more than 10 years after the date of grant.

Stock Appreciation Rights

The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of our common stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards

The Plan permits the grant of restricted stock awards which are restricted shares of our common stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/ Share Awards

The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, our common stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of our common stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied. After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance units/shares. Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Term

No grants of incentive stock options may be made under the Plan after March 20, 2013. All awards made under the Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the Plan.

Nontransferability of Awards

Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the Plan.

Prohibition on Repricings

The Committee may not lower the exercise price of outstanding option rights without the approval of our stockholders.

Adjustments

The maximum number of shares of common stock which may be awarded under the Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations.

Market Value of Underlying Securities

Our common stock underlies all of the options and rights to be awarded under the Plan. The market value of the common stock at the close of trading on September 7, 2007 was $6.17 per share.

Federal Tax Aspects

The following is a summary of certain federal income tax consequences relating to awards under the Plan, based on federal income tax laws currently in effect. This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of common stock purchased or granted pursuant to, or any other award granted under, the Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

Incentive Stock Options.  A plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a Plan participant must exercise the option not later than three (3) months after he or she ceases to be our employee (one (1) year if he or she is disabled). To satisfy the holding period requirement, a Plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the Plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

If a Plan participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the Plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of that stock on the date the option is exercised and the exercise price of the option.

Non-Qualified Stock Options.  In general, a Plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of our common stock on the date of exercise. At the time of the sale of the shares of our common stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

Stock Appreciation Rights.  A Plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.

Restricted Shares.  In general, a Plan participant will not recognize ordinary income upon receipt of restricted shares. The Plan participant will recognize ordinary income when the shares are transferable by the Plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the Plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A Plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.

Performance Units.  A Plan participant will not recognize income upon the grant of performance units. In general, a Plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

Tax Consequences to the Company

To the extent that a Plan participant recognizes ordinary income as described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Predecessor Plans.  In addition to stock options outstanding under our current equity compensation plan (the 2003 Equity Incentive Plan), we have stock options outstanding under the following prior equity compensation plans: the 1999 Stock Option Plan, the 1998 Stock Option Plan, the 1992 Stock Option Plan, the Non-statutory 1992 Directors Option Plan and the 1988 Stock Option Plan, as well as, the Conductus 1987 Stock Option Plan, 1989 Stock Option Plan and 2001 Stock Option Plan. All of these plans are administrated by our Compensation Committee, and no new grants may be made under any of them.

SUMMARY COMPENSATION TABLE

The following table sets forth the base salary and other compensation that was paid or earned in 2006 by our named executive officers. The discussion of executive compensation below and information disclosed in the

Summary Compensation Table and Grants of Plan Based Awards table reflect executive compensation paid and grants awarded during the year ended December 31, 2006.

		(c)	(d)	(e)	(f)	(i)	(j)
(a)	(b)	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	($)

Jeffrey A. Quiram	2006	310,961		31,313		135,326	477,600
Director, President, Chief
Executive Officer
Martin S. McDermut	2006	75,176				496	75,672
Senior Vice President
Former Chief Financial Officer
(Principal Financial Officer
until March 13, 2006
William J. Buchanan	2006	188,026	—	6,263	—	9,945	204,234
Controller and Acting Chief
Financial Officer (Principal
Financial Officer effective
March 13, 2006)
Robert L Johnson	2006	227,244		12,525		1,290	241,059
Senior Vice President,
Operations
Robert B. Hammond	2006	244,087		12,525		1,290	257,902
Senior Vice President,
Chief Technical Officer
Adam Shelton	2006	170,440	75,000	4,697	28,687	39,745	318,569
Vice President Product
Management and Marketing

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of awards of options to purchase the following numbers of shares of our Common Stock, as follows: for Mr. Shelton, 55,000 shares. Assumptions used in the calculation of these amounts are included in footnote 7 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on April 2, 2007.

(2)	The amount shown in column (i) reflects the value attributable to term life insurance premiums for each named executive officer as well as other perquisites described below. Each named executive officer is responsible for paying income tax on such amounts. The aggregate dollar amount of perquisites or other personal benefits for our named executive officers is less than $10,000 for each named executive officer, except with respect to Messrs. Quiram and Shelton. Pursuant to the terms of their employment agreements, Mr. Quiram received $134,876 for travel expenses from his home in Minnesota, the lease of an apartment near our Santa Barbara headquarters, the lease of an automobile, and special indemnity payments to cover the taxes resulting from the payment or reimbursement of such travel and housing expenses and Mr. Shelton received $39,416 for travel expenses for travel from his home in California to our headquarters.

(3)	The amounts in column (e) reflect the following restricted stock awards: Mr. Quiram, 100,000 shares; Mr. Buchanan, 20,000 shares; Mr. Johnson 40,000 shares; Mr. Hammond, 40,000 shares; Mr. Shelton 15,000 shares. We used the value recognized for financial statement reporting purposes in accordance with FAS 123(R), under the assumptions included in footnote 14 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report to Stockholders.

(4)	Mr. Buchanan became our Principal Financial Officer on March 13, 2006, but his compensation for the full year is included. The numbers also reflect partial years in the case of Messrs. Quiram (2005), McDermut (2006) and Shelton (2006).

Based on the fair value of equity awards granted to our named executive officers in 2006 and the base salary of our named executive officers, “Salary” accounted for approximately 78% of the total compensation of our named executive officers while incentive compensation accounted for approximately 6% of the total compensation of our named executive officers. Because the value of certain equity awards included in the table below is based on the FAS 123(R)value rather than the fair value, these percentages may not be able to be derived using the amounts reflected in the table below.

GRANTS OF PLAN BASED AWARDS

		All Other	All Other
		Stock	Option
		Awards:	Awards:
		Number	Number of	Exercise or
		of Shares	Securities	Base Price of
		of Stock	Underlying	Option	Grant Date Fair Value of Stock
Name	Grant Date	or Units (#)	Options (#)	Awards ($/Sh)	and Option Awards ($)
(a)	(b)	(i)	(j)	(k)	(l)
Jeffrey A Quiram	7/28/2006	100,000	—	—	150,000
William J Buchanan	7/28/2006	20,000	—	—	30,000
Robert L Johnson	7/28/2006	40,000	—	—	60,000
Robert B Hammond	7/28/2006	40,000	—	—	60,000
Adam L Shelton	4/24/2006	—	55,000	4.03	152,998
	7/28/2006	15,000	—	—	22,500

The Stock Awards vest in a single installment on the second anniversary of the grant date in July 2008. The Stock Options vest over four years: 25% after one year and ratably, monthly, for the remaining three years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised			Units of	Units of
	Options (#)	Options (#)	Option	Option	Stock That	Stock That
	Exercisable	Unexercisable	Exercise	Expiration	Have Not	Have Not
Name	(1)	(2)	Price ($)	Date	Vested (2)	Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Jeffrey A Quiram	120,000	—	10.40	2/14/2015
	120,000	—	6.90	5/25/2015
					100,000	177,000
William J Buchanan	42	—	30.00	2/4/2008
	35	—	40.00	2/4/2009
	112	—	28.75	6/2/2009
	125	—	89.06	1/25/2010
	2,000	—	356.25	6/14/2010
	235	—	79.37	2/8/2011
	528	—	52.25	1/23/2012
	528	—	10.40	2/4/2013
	2,500	—	30.50	5/22/2013
	810	—	66.40	1/27/2004
	1,250	—	10.00	9/27/2014
					20,000	35,400
Robert L Johnson	5,999	—	280.00	4/10/2010
	2,000	—	211.80	8/25/2010
	1,999	—	113.75	11/7/2010
	835	—	79.37	2/8/2011
	3,000	—	52.00	5/16/2011
	6,600	—	52.25	1/23/2012
	6,600	—	10.40	2/4/2013
	20,000	—	30.50	5/22/2013
	12,000	—	66.40	1/27/2014
	14,999	—	10.00	9/27/2014
					40,000	70,800
Robert B Hammond	125	—	40.00	1/28/2007
	21	—	32.50	5/20/2007
	542	—	23.13	12/15/2007
	992	—	38.75	12/10/2008
	2,000	—	89.06	1/25/2010
	1,999	—	113.75	11/7/2010
	365	—	79.37	2/8/2011
	5,775	—	52.25	1/23/2012
	4,375	—	10.40	2/4/2013
	15,000	—	30.50	5/22/2013
	8,500	—	66.40	1/27/2014
	9,750	—	10.00	9/27/2014
					40,000	70,800
Adam L Shelton	—	55,000	4.03	4/24/2016
					15,000	26,600

(1)	These options are fully vested.

(2)	We granted a total of 55,000 shares subject to options to one employee in 2006. This number includes options granted to employee directors, but excludes options granted to non-employee directors and consultants. These options will fully vest in four years; 25% after one year and ratably, monthly, for the remaining three years.

Option Exercises and Stock Vested

There were no stock options exercised or vested by named executive officers during fiscal 2006.

Potential Payments Upon Termination or Change of Control

The information below sets forth the amount of compensation we will pay to each of our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amount which would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.

Payments Made Upon Termination

Regardless of the manner in which any of our employees (including any of our named executive officers) is terminated, the employee is entitled to receive certain amounts due during such employee’s term of employment. Such amounts include:

•	Any unpaid base salary from the date of the last payroll to the date of termination;

•	Any unpaid annual bonus for a previously completed year, unless specified otherwise;

•	Reimbursement for any properly incurred unreimbursed business expenses; and

•	unpaid, accrued and unused personal time off through the date of termination;

In addition, the officer will retain certain rights:

•	any existing rights to indemnification for prior acts through the date of termination; and

•	Any stock options awarded pursuant to our 2006 Plan to the extent provided in that Plan and the grant or award.

Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason.  Under his employment agreement, Mr. Quiram is entitled to receive a severance payment equal to one year’s salary and continued benefits for one year in the event of his involuntary termination, and all of Mr. Quiram’s equity grants then outstanding will vest immediately. Under his employment agreement, Mr. White is entitled to receive a severance payment equal to six month’s salary and continued benefits for six months in the event of his involuntary termination, and all of Mr. White’s equity grants then outstanding will vest immediately. Based on compensation paid in 2006, then unvested options, and using medical insurance premiums and the price of our Common Stock as of December 31, 2006, we estimate that the approximate value of these severance payments on December 31, 2006 would have been $495,000 for Mr. Quiram and $183,000 for Mr. White.

Payments on Termination following a Change of Control.  Under his employment agreement, in the event of a change of control, whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, and (iii) vesting of all of his outstanding equity grants. Under his employment agreement, in the event of a change of control, whether or not he is terminated, Mr. White is entitled to (i) vesting of 50% of his equity grants and (ii) vesting of his remaining equity grants if he does not resign from us for six months after the change in control. In addition, if Mr. White’s employment is terminated involuntarily following a change in control, then he is entitled to a lump sum payment equal to one year of his base salary. Based on compensation paid in 2006, then unvested equity grants, and using medical insurance premiums and the price of our Common Stock as of December 31, 2006, we estimate that the approximate value of these benefits on December 31, 2006 would have been $813,000 for Mr. Quiram, and $35,000 for Mr. White. If Mr. White does not resign for six months after the change in control, he would have received an estimated additional $35,000 in benefits under such assumptions. If Mr. White is terminated involuntarily following a change in control, he would have received an estimated additional $220,000 in benefits under such assumptions.

If within twenty-four months of a change in control any of Messrs. Hammond, Johnson or Shelton (i) is terminated by us for any reason other than death, “cause” or “disability” or (ii) terminates his employment for “good reason,” then the terminated executive will be entitled to a severance payment equal to 1.5 times the executive’s annual base salary, continuation of certain benefits and immediate vesting of all his equity grants then outstanding. Based on compensation paid in 2006, then unvested equity grants, and using medical insurance premiums and the price of our Common Stock as of December 31, 2006, we estimate that the approximate value of these benefits on December 31, 2006 would have been $480,000 for Mr. Hammond, $470,000 for Mr. Johnson and $391,000 for Mr. Shelton.

Payments Made Upon Death or Disability.  Except as noted above, none of our named executive officers have any contractual severance arrangements on termination or change in control.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has the authority to review and approve all related-party transactions. See “Corporate Governance” and “Audit Committee”.

Transactions with Mr. Shalvoy

Settlement of Litigation

Mr. Shalvoy, a director and stockholder, executed two notes aggregating $820,244 in principal in connection with the exercise in December 2000 of two options to purchase Conductus, Inc. common stock prior our acquisition of Conductus, Inc. in December 2002. We filed a lawsuit against Mr. Shalvoy to collect both notes. On March 2, 2007, we entered into a Settlement Agreement and Mutual Release of All Claims with Mr. Shalvoy to settle the lawsuit, received $610,000 in April 2007 and rescinded Mr. Shalvoy’s second purported option exercise including cancellation of the related note.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN

We believe that our officers and other key employees should have a significant stake in our stock price performance under programs which link compensation to shareholder return. As a result, stock option grants and other equity incentives are an integral part of our compensation program. We presently grant equity incentives only under the Plan. The Plan has an aggregate limit of 1,200,000 shares of our common stock for all awards and related sublimits on awards to a single person and on certain types of equity awards.

As of September 7, 2007, we had less than 282,000 shares of our common stock remaining under the Plan for future equity grants. Therefore, on September 21, 2007, our Board approved, and under this proposal you are being requested to approve, an increase in the total shares available for grants under the Plan from 1,200,000 shares of our common stock to 2,500,000 shares of our common stock. (Proposal 2 does not affect the sublimits in the Plan for aggregate restricted stock, performance units and performance shares, the maximum number of shares available for options and SARs or all types of awards to a single participant in one year.)

We will have in excess of 21,000,000 shares of our common stock outstanding after including the 9,216,590 shares sold in a private placement in August 2007 — an increase of approximately 100% over approximately 10,700,000 shares outstanding when the shareholders last amended the Plan in May of 2005. This increase has dramatically reduced the effective limit of the Plan as a percentage of the outstanding shares.

For a summary description of the 2003 Equity Incentive Plan, see “Executive Compensation — Stock Option Plans.” That summary is qualified in its entirety by reference to the full text of the amended plan which is attached to this Proxy Statement as Annex A.

Vote Required

Proposal Two requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have effect of voting “against” the proposal, but broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board has selected Stonefield Josephson, Inc., an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2007. The Audit Committee is submitting its selection to the shareholders for ratification. Stonefield Josephson, Inc. has served as our auditor since 2006 and has no financial interest of any kind in us except the professional relationship between auditor and client. A representative of Stonefield Josephson is expected to attend the meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

Required Vote

Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have effect of voting “against” the proposal, but broker non-votes will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, the Audit Committee will reconsider the appointment of Stonefield Josephson, Inc. as the independent auditors.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 90.

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PricewaterhouseCoopers its independence, including whether their provision of other non-audit services to us is compatible with maintaining its independence.

The Committee discussed with our independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our reporting.

Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the last year for filing with the Commission. The Audit Committee and our Board also have recommended, subject to shareholder approval, the selection of our independent auditors.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that we specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Dennis J. Horowitz (Chairman)
David Vellequette
John D. Lockton
Lynn J. Davis

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent auditors, Stonefield Josephson, Inc., potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers for the year ended December 31, 2005 and PricewaterhouseCoopers and Stonefield Josephson, Inc. for the year ended December 31, 2006:

	Year Ended December 31,
	2006	2005

Audit Fees(1)	$300,293	$521,450
Audit-related fees(2)	—	—
Tax fees	—	—
All other fees	12,630	4,685
Total	$312,923	$526,135

(1)	Includes fees for professional services rendered for the audit of our annual financial statements and review of our annual report on Form 10-K and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of the years ended December 31, 2006 and 2005. Includes $60,000 of fees in the year ended December 31, 2005 in connection with SEC registration statements.

(2)	Includes fees for professional services rendered in connection with our evaluation of internal controls.

FORM 10-K

Investor Information

All reports filed by us with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by us with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. We also provide copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.suptech.com as soon as reasonable practicable after filing such material with the SEC. Requests should be sent to we, attention: William J. Buchanan, Controller.

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors

Jeffrey A. Quiram
President and Chief Executive Officer

Santa Barbara, California
September 26, 2007

Annex A

SUPERCONDUCTOR TECHNOLOGIES INC.

2003 Equity Incentive Plan

Superconductor Technologies Inc. hereby adopts the 2003 Equity Incentive Plan, effective as of March 20, 2003 and amends it as of September 21, 2007, as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Background and Effective Date.  The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units, and Performance Shares. The Plan is adopted effective as of March 20, 2003 and amended effective as of September 21, 2007, subject to approval by the stockholders of the Company within twelve (12) months. The Company will seek stockholder approval in the manner and to the degree required under Applicable Laws. Awards may be granted prior to the receipt of stockholder approval, but such grants shall be null and void if such approval is not in fact received within twelve (12) months.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

1.3 Duration of the Plan.  The Plan shall commence on the date specified in Section 1.1 and subject to SECTION 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after March 20, 2013.

1.4 Termination of Old Plans.  The Company’s four existing stock option plans (the 1992 Stock Option Plan, the Nonstatutory 1992 Directors Stock Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan) shall terminate effective upon stockholder approval of this Plan, and no further grants of awards shall be made under those plans after the date of such approval. The termination of those plans will not affect the rights of holders of options previously granted and outstanding under those plans.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” is defined in Section 15.4.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

2.11 “Company” means Superconductor Technologies Inc., a Delaware corporation, or any successor thereto.

2.12 “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.15 “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.17 “Fair Market Value” means as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Share shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

2.18 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.23 “Participant” means an Employee, Consultant or Director who has an outstanding Award.

2.24 “Performance Share” means an Award granted to an Employee pursuant to SECTION 8 having an initial value equal to the Fair Market Value of a Share on the date of grant.

2.25 “Performance Unit” means an Award granted to an Employee pursuant to SECTION 8 having an initial value (other than the Fair Market Value of a Share) that is established by the Committee at the time of grant.

2.26 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

2.27 “Plan” means the Superconductor Technologies Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.28 “Restricted Stock” means an Award granted to a Participant pursuant to SECTION 7.

2.29 “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.

2.30 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.31 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.32 “Shares” means the shares of common stock, $0.001 par value, of the Company.

2.33 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of SECTION 7 is designated as an SAR.

2.34 “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.36 “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

SECTION 3

ADMINISTRATION

3.1 The Committee.  The Plan shall be administered by a committee of the Board that meets the requirements of this Section 3.1 (hereinafter referred to as “the Committee”). The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are both “outside directors” under Rule 16b-3 and “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded.

3.2 Authority of the Committee.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees, Consultants and Directors shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

3.3 Decisions Binding.  All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Shares Available.

4.1.1 Maximum Shares Available under Plan.  The aggregate number of Shares available for issuance under the Plan as of September 21, 2007 may not exceed two million five hundred thousand (2,500,000) Shares. Such shares may be authorized but unissued shares or treasury shares.

4.1.2 Limitation on Restricted Stock, Performance Units and Performance Shares.  The aggregate number of Shares available for issuance pursuant to Awards of Restricted Stock, Performance Units and Performance Shares may not exceed three hundred sixty thousand (360,000) Shares.

4.1.3 Limitation on Incentive Stock Options and Stock Appreciation Rights.  No Participant may receive Options and SARs for more than one hundred twenty thousand (120,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up two hundred forty thousand (240,000) Shares in the Participant’s initial year of service to the Company.

4.1.4 General Award Limitation.  No Participant may receive Awards under the Plan, the value of which Awards is based solely on an increase in the value of Shares after the date of grant of such Awards, for more than one hundred twenty thousand (120,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up two hundred forty thousand (240,000) Shares in the Participant’s initial year of service to the Company. The foregoing annual limitation specifically includes the grant of any Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

4.1.5 Adjustments.  All Share numbers in this Section 4.1 are subject to adjustment as provided in SECTION 15.

4.2 Number of Shares.  The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

4.3 Lapsed Awards.  If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options.  Options may be granted to Employees, Consultants and Directors at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

5.3 Option Price.  Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options.  In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.2 Incentive Stock Options.  In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.3 Substitute Options.  Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

5.4 Expiration of Options.  Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

5.4.1 Expiration Dates.

(a) The date for termination of the Option set forth in the Award Agreement;

(b) The expiration of ten years from the date the Option was granted, or

(c) The expiration of three months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death, Disability or Retirement, or

(d) The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability, or

(e) The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

5.4.2 Committee Discretion.  The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 5.8.

5.5 Exercise of Options.  Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note;

(d) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(e) consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(f) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

5.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability.  The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Employment.  No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the

Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

5.8.3 Company and Subsidiaries Only.  Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.

5.8.4 Expiration.  No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.

5.9 Nontransferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under SECTION 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs.  An SAR may be granted to an Employee, Consultant or Director at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.

6.2 Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

6.2.1 ISOs.  Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

6.3 Exercise of Affiliated SARs.  An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs.  Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement.  Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.

6.7 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

6.8 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Committee, in its sole discretion, shall determine.

7.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability.  Except as provided in this SECTION 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Superconductor Technologies Inc. 2003 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Superconductor Technologies Inc.”

7.5 Removal of Restrictions.  Except as otherwise provided in this SECTION 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company.  Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.3, again shall become available for grant under the Plan.

7.9 Repurchase Option.  Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Committee.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Employees, Consultants or Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

8.2 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.

8.3 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/Share.

8.4 Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.5 Cancellation of Performance Units/Shares.  Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.3, the Shares subject thereto shall again be available for grant under the Plan.

8.6 Nontransferability.  Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

SECTION 9

BENEFICIARY DESIGNATION

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.

SECTION 10

DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

RIGHTS OF EMPLOYEES AND CONSULTANTS

11.1 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

11.2 Participation.  No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 12

AMENDMENT, SUSPENSION, OR TERMINATION

The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by Applicable Laws, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 13

TAX WITHHOLDING

13.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

13.2 Shares Withholding.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by delivering to the Company Shares already owned for more than six (6) months having a value equal to the amount required to be withheld. The value of the Shares to be delivered will be based on their Fair Market Value on the date of delivery.

SECTION 14

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 15

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, MERGER OR ASSET SALE

15.1 Changes in Capitalization; No Award Repricing.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Further, except for the adjustments provided herein, no Award may be amended to reduce its initial exercise price, and no Award may be cancelled and replaced with an Award with a lower price.

15.2 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

15.4 Change in Control.  In the event of a Change of Control (as defined below), except as otherwise determined by the Board, the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable as the result of a Change of Control, the Committee shall notify the Participant in writing or electronically prior to the Change of Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

(a) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

SECTION 16

CONDITIONS UPON ISSUANCE OF SHARES

16.1 Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16.2 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 17

INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 18

RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

SECTION 19

LEGAL CONSTRUCTION

19.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws.

19.4 Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

19.6 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

DETACH HERE
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SUPERCONDUCTOR TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 23, 2007
     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 2007, and hereby appoints Jeffrey A. Quiram as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on Tuesday, October 23, 2007 at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc, located at 460 Ward Drive, Santa Barbara, California and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]
DETACH HERE
[X]	Please mark votes as in this example

1.	TO ELECT TWO CLASS 3 DIRECTORS.
Nominees: John D. Lockton and David Vellequette

☐ FOR ALL NOMINEES (except listed to the contrary below)	☐ WITHHELD FROM ALL NOMINEES	☐ EXCEPTIONS
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided above.)

2.	PROPOSAL TO INCREASE THE SHARES AUTHORIZED UNDER THE 2003 EQUITY INCENTIVE PLAN TO 2,500,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO RATIFY THE SELECTION OF STONEFIELD JOSEPHSON, INC. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date:

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2007, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.